Exhibit 99.1
MP Materials Reports First Quarter 2025 Results
Revenue increased 25% year over year to $60.8 million
Record NdPr production of 563 metric tons, a 36% sequential increase
Second best quarterly REO production of 12,213 metric tons, a 10% increase year over year
NdPr sales volumes more than doubled year over year to 464 metric tons
Magnetics division makes first metal deliveries, generating $5.2 million in revenue and positive Adjusted EBITDA
Received third $50 million customer prepayment on April 1
Intensifying engagement from industry and government

LAS VEGAS, May 8, 2025 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced financial and operational results for the three months ended March 31, 2025.
“MP Materials delivered strong execution across both our Materials and Magnetics divisions in the first quarter, marked by record NdPr oxide production and the initial sales of magnetic precursor materials,” said James Litinsky, Founder, Chairman, and CEO of MP Materials. “Given recent events, it is now undeniable that the United States must reshore critical industries like rare earth magnetics — something we have been building toward since day one.” Litinsky continued, “With rapidly intensifying engagement from both industry and government, MP Materials is leading this effort — underscoring our growing strategic and economic importance at a pivotal moment for American industrial policy.”
First Quarter 2025 Consolidated Financial Highlights

	For the three months ended March 31,		2025 vs. 2024
(in thousands, except per share data, unaudited)	2025	2024	Amount Change	% Change
Financial Measures:
Total revenue	$60,810	$48,684	$12,126	25%
Net income (loss)	$(22,648)	$16,489	$(39,137)	N/M
Adjusted EBITDA(1)	$(2,696)	$(1,233)	$(1,463)	(119)%
Adjusted Net Loss(1)	$(19,898)	$(7,492)	$(12,406)	(166)%
Diluted EPS	$(0.14)	$(0.08)	$(0.06)	(75)%
Adjusted Diluted EPS(1)	$(0.12)	$(0.04)	$(0.08)	(200)%
N/M = Not meaningful.
(1)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted EPS. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
First Quarter 2025 Consolidated Review
Total revenue increased 25% year over year to $60.8 million, primarily as a result of higher production of separated products, resulting in a greater mix of NdPr oxide and metal revenue in the current period. Additionally, during the three months ended March 31, 2025, we began recognizing revenue from the sales of magnetic precursor products, with no comparable revenue in the prior year period. These were offset by the decrease in rare earth concentrate revenues, impacted by the ramp-up in midstream operations, as a significantly higher portion of REO produced is refined and sold as NdPr oxide and metal.

Adjusted EBITDA declined by $1.5 million year over year to $(2.7) million, driven mainly by higher cost of sales due to an increase in separated product sales, as well as slightly higher general and administrative expenses. Cost of sales was primarily impacted by higher production costs related to a greater mix of refined product sales compared to the prior year period. Separated product production costs are currently elevated on a per-unit basis given the currently low utilization of the refining facilities as we ramp to normalized production levels. The increase in cost of sales was partially offset by lower sales of REO in concentrate as well as a lower inventory reserve recorded in the quarter, which decreased by $2.8 million when compared to the prior year period. Selling, general, and administrative expenses were impacted in part by increased employee headcount to support our downstream expansion. Adjusted EBITDA was also favorably impacted by the initial sales of magnetic precursor products, which drove a $3.2 million year over year improvement in the Magnetics Segment Adjusted EBITDA.
Adjusted Net Loss increased by $12.4 million year over year to $(19.9) million, mainly due to higher interest expense from the 2030 convertible notes, as well as slightly lower interest income. Also impacting the comparison was higher depreciation expense resulting from an increase in capital assets placed into service over the last year and the lower Adjusted EBITDA. These changes were partially offset by a higher income tax benefit primarily due to a higher pre-tax loss in the current quarter.
Net loss increased by $39.1 million year over year to $(22.6) million, primarily due to a $46.3 million non-cash gain in the first quarter of 2024 associated with the early extinguishment of a portion of convertible notes due in 2026, as well as the factors driving the higher Adjusted Net Loss discussed above. Also impacting the comparison was a $7.0 million non-cash gain in the current quarter from changes in fair value of the derivative instrument related to the redemption feature included in the portion of the 2030 convertible notes that were issued in December 2024.
Diluted earnings per share (“EPS”) decreased by $0.06 year over year to a diluted loss per share of $(0.14), in line with the change in net income (loss) discussed above. Adjusted Diluted EPS decreased by $0.08 to $(0.12) in line with the increase in Adjusted Net Loss discussed above.
First Quarter 2025 Segment Financial Highlights

	For the three months ended March 31,		2025 vs. 2024
(in thousands, unaudited)	2025	2024	Amount Change	% Change
Segment Financials:
Revenue
Materials Segment	$55,619	$48,684	$6,935	14%
Magnetics Segment	5,191	—	5,191	N/M
Total revenue	$60,810	$48,684	$12,126	25%

Segment Adjusted EBITDA(1)
Materials Segment	$3,758	$7,339	$(3,581)	(49)%
Magnetics Segment	493	(2,707)	3,200	N/M
Total Segment Adjusted EBITDA	$4,251	$4,632	$(381)	(8)%
Corporate and other(2)	(6,947)	(5,865)	(1,082)	(18)%
Adjusted EBITDA(3)	$(2,696)	$(1,233)	$(1,463)	(119)%
N/M = Not meaningful.
(1)Segment Adjusted EBITDA is management’s measure of profit or loss required by GAAP in assessing segment performance and deciding how to allocate the Company’s resources. See “Segment Information” below for further information.
(2)Corporate and other is not considered a reportable segment, and is presented solely to reconcile the total of Segment Adjusted EBITDA to Adjusted EBITDA on a consolidated basis. Corporate and other represents costs incurred at the corporate level that are not allocated to the operating segments, specifically relating to executive compensation, investor relations, other corporate costs, and unallocated shared service functions such as legal, information technology, human resources, finance and accounting and supply chain.
(3)See “Use of Non-GAAP Financial Measures” below for definition. See table below for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income or loss.

First Quarter 2025 Materials Segment Financial and Operational Results

	For the three months ended March 31,		2025 vs. 2024
(unaudited)	2025	2024	Amount Change	% Change
Revenue:	(in thousands)
Rare earth concentrate	$30,115	$40,076	$(9,961)	(25)%
NdPr oxide and metal	24,321	8,327	15,994	192%
Other revenue	1,183	281	902	321%
Total Materials Segment revenue	$55,619	$48,684	$6,935	14%

Segment Adjusted EBITDA(1)	$3,758	$7,339	$(3,581)	(49)%

Key Performance Indicators(2):	(in whole units or dollars)
Rare earth concentrate
REO Production Volume (MTs)	12,213	11,151	1,062	10%
REO Sales Volume (MTs)	6,264	9,332	(3,068)	(33)%
Realized Price per REO MT	$4,808	$4,294	$514	12%
Separated NdPr products
NdPr Production Volume (MTs)	563	131	432	330%
NdPr Sales Volume (MTs)	464	134	330	246%
NdPr Realized Price per KG	$52	$62	$(10)	(16)%
(1)See “Segment Information” below for further information.
(2)See “Key Performance Indicators” below for definitions and further information.
First Quarter 2025 Materials Segment Review
Materials Segment revenue increased 14% to $55.6 million year over year, driven by a $16.0 million increase in NdPr oxide and metal sales due to a 246% increase in NdPr Sales Volumes, partially offset by a 16% decline in realized pricing. The increased sales volumes were driven by the continued transition to production of midstream products, primarily NdPr oxide. Also impacting the results was a $10.0 million decline in rare earth concentrate revenue due to a 33% decline in REO Sales Volumes from the accelerating ramp in midstream product production, where REO produced, which could otherwise have been sold as rare earth concentrate, was instead used to produce separated rare earth products. REO Production Volumes increased 10% year over year to 12,213 metric tons primarily due to higher recoveries from the continued implementation of Upstream 60K optimizations.
Materials Segment Adjusted EBITDA decreased by $3.6 million year over year to $3.8 million, driven mainly by higher Materials Segment cost of sales (“Segment COS”) due to production costs associated with the higher proportion of separated rare earth products sold in the most recent period. Segment COS for the three months ended March 31, 2025, benefited from lower per-unit production costs of separated products, which still remain temporarily elevated as we ramp our refining capacity, as well as a lower reserve on certain of our work in process and finished goods inventories, which decreased by $2.8 million when compared to the prior year period, as well as the 45X tax credit, which was $2.8 million higher in the current year period.

First Quarter 2025 Magnetics Segment Financial Results

	For the three months ended March 31,		2025 vs. 2024
(in thousands, unaudited)	2025	2024	Amount Change	% Change
Revenue:
Magnetic precursor products	$5,191	$—	$5,191	N/M

Segment Adjusted EBITDA(1)	$493	$(2,707)	$3,200	N/M
N/M = Not meaningful.
(1)See “Segment Information” below for further information.
First Quarter 2025 Magnetics Segment Review
Revenues in the magnetics segment were $5.2 million in the quarter as the initial magnetic precursor product deliveries began in March. There were no corresponding sales in the prior year period. The initial sales also drove the year-over-year increase in the Magnetics Segment Adjusted EBITDA.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2025	December 31, 2024
(U.S dollars in thousands, except share and per share data, unaudited)
Assets
Current assets
Cash and cash equivalents	$198,343	$282,442
Short-term investments	560,814	568,426
Total cash, cash equivalents and short-term investments	759,157	850,868
Accounts receivable	69,719	18,874
Inventories	133,084	107,905
Income taxes receivable	23,805	23,672
Government grant receivable	19,205	19,799
Prepaid expenses and other current assets	17,903	10,204
Total current assets	1,022,873	1,031,322
Non-current assets
Property, plant and equipment, net	1,278,830	1,251,496
Operating lease right-of-use assets	9,629	8,680
Inventories	20,338	19,031
Intangible assets, net	7,071	7,370
Other non-current assets	29,383	15,659
Total non-current assets	1,345,251	1,302,236
Total assets	$2,368,124	$2,333,558
Liabilities and stockholders’ equity
Current liabilities
Accounts and construction payable	$20,867	$23,562
Accrued liabilities	69,141	64,727
Current portion of long-term debt	67,346	—
Deferred revenue	75,335	56,880
Other current liabilities	15,518	18,850
Total current liabilities	248,207	164,019
Non-current liabilities
Long-term debt, net of current portion	842,415	908,729
Deferred revenue	69,474	43,120
Operating lease liabilities	6,390	5,798
Deferred government grant	22,029	20,087
Deferred investment tax credit	25,178	25,502
Deferred income taxes	80,695	85,309
Other non-current liabilities	37,625	26,114
Total non-current liabilities	1,083,806	1,114,659
Total liabilities	1,332,013	1,278,678
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding in either period)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 178,695,379 and 178,445,570 shares issued, and 163,445,597 and 163,195,788 shares outstanding, as of March 31, 2025, and December 31, 2024, respectively)	18	18
Additional paid-in capital	965,487	961,434
Retained earnings	297,654	320,302
Accumulated other comprehensive income (loss)	(1)	173
Treasury stock, at cost, 15,249,782 shares for both periods	(227,047)	(227,047)
Total stockholders’ equity	1,036,111	1,054,880
Total liabilities and stockholders’ equity	$2,368,124	$2,333,558

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
(U.S. dollars in thousands, except share and per share data, unaudited)	2025	2024
Revenue	$60,810	$48,684
Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	48,831	35,594
Selling, general and administrative	24,166	21,267
Depreciation, depletion and amortization	21,384	18,385
Start-up costs	976	1,287
Advanced projects and development	474	4,206
Other operating costs and expenses (income), net	(243)	377
Total operating costs and expenses	95,588	81,116
Operating loss	(34,778)	(32,432)
Interest expense, net	(7,615)	(2,857)
Gain on early extinguishment of debt	—	46,265
Other income, net	15,218	12,657
Income (loss) before income taxes	(27,175)	23,633
Income tax benefit (expense)	4,527	(7,144)
Net income (loss)	$(22,648)	$16,489

Earnings (loss) per share:
Basic	$(0.14)	$0.09
Diluted	$(0.14)	$(0.08)

Weighted-average shares outstanding:
Basic	163,764,345	174,556,850
Diluted	163,764,345	186,791,826

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31,
(U.S. dollars in thousands, unaudited)	2025	2024
Operating activities:
Net income (loss)	$(22,648)	$16,489
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation, depletion and amortization	21,384	18,385
Accretion of discount on short-term investments	(5,691)	(8,493)
Gain on early extinguishment of debt	—	(46,265)
Stock-based compensation expense	7,353	7,467
Change in fair value of derivative instrument	(6,997)	—
Amortization of debt issuance costs	1,033	913
Lower of cost or net realizable value reserve	3,164	5,991
Deferred income taxes	(4,558)	7,144
Other	65	276
Decrease (increase) in operating assets:
Accounts receivable	(50,845)	(11,571)
Inventories	(31,103)	(20,943)
Government grant receivable	(6,364)	(1,617)
Prepaid expenses, other current and non-current assets	(7,100)	(3,243)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	(1,786)	(7,633)
Deferred revenue	44,809	—
Deferred government grant	2,723	1,489
Other current and non-current liabilities	(6,637)	485
Net cash used in operating activities	(63,198)	(41,126)
Investing activities:
Additions to property, plant and equipment	(30,467)	(51,838)
Purchases of short-term investments	(364,680)	(390,608)
Proceeds from sales of short-term investments	23,164	22,954
Proceeds from maturities of short-term investments	354,613	460,110
Proceeds from sale of property, plant and equipment	1,666	—
Proceeds from government awards used for construction	—	96
Net cash provided by (used in) investing activities	(15,704)	40,714
Financing activities:
Proceeds from issuance of long-term debt	—	747,500
Payment of debt issuance costs	—	(15,125)
Payments to retire long-term debt	—	(428,599)
Purchase of capped call options	—	(65,332)
Repurchases of common stock	—	(200,764)
Principal payments on debt obligations and finance leases	(1,361)	(811)
Tax withholding on stock-based awards	(3,642)	(3,949)
Net cash provided by (used in) financing activities	(5,003)	32,920
Net change in cash, cash equivalents and restricted cash	(83,905)	32,508
Cash, cash equivalents and restricted cash beginning balance	283,603	264,988
Cash, cash equivalents and restricted cash ending balance	$199,698	$297,496

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$198,343	$296,468
Restricted cash, current	815	692
Restricted cash, non-current	540	336
Total cash, cash equivalents and restricted cash	$199,698	$297,496

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	For the three months ended March 31,
(in thousands, unaudited)	2025	2024
Net income (loss)	$(22,648)	$16,489
Adjusted for:
Depreciation, depletion and amortization	21,384	18,385
Interest expense, net	7,615	2,857
Income tax expense (benefit)	(4,527)	7,144
Stock-based compensation expense(1)	7,353	7,467
Initial start-up costs(2)	772	1,173
Transaction-related and other costs(3)	2,816	3,797
Accretion of asset retirement and environmental obligations(4)	373	231
Loss (gain) on disposals of long-lived assets, net(4)	(616)	146
Gain on early extinguishment of debt(5)	—	(46,265)
Other income, net(6)	(15,218)	(12,657)
Adjusted EBITDA	$(2,696)	$(1,233)
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Primarily relates to certain costs incurred in connection with the commissioning and starting up of our initial magnet-making capabilities at Independence prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including litigation matters, potential acquisitions, mergers, or other investments. For the three months ended March 31, 2025, amount is principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations. For the three months ended March 31, 2024, amount is principally included in “Advanced projects and development” within our unaudited Condensed Consolidated Statements of Operations.
(4)Included in “Other operating costs and expenses (income), net” within our unaudited Condensed Consolidated Statements of Operations.
(5)Pertains to the gain recognized on the repurchase of $480.0 million aggregate principal amount of our 0.25% unsecured senior convertible notes due 2026 (the “2026 Notes”) in March 2024.
(6)Principally comprised of interest and investment income and changes in fair value of derivative instruments.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Loss

	For the three months ended March 31,
(in thousands, unaudited)	2025	2024
Net income (loss)	$(22,648)	$16,489
Adjusted for:
Stock-based compensation expense(1)	7,353	7,467
Initial start-up costs(2)	772	1,173
Transaction-related and other costs(3)	2,816	3,797
Loss (gain) on disposals of long-lived assets, net(4)	(616)	146
Gain on early extinguishment of debt(5)	—	(46,265)
Change in fair value of derivative instrument(6)	(6,997)	—
Tax impact of adjustments above(7)	(578)	9,701
Adjusted Net Loss	$(19,898)	$(7,492)
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Primarily relates to certain costs incurred in connection with the commissioning and starting up of our initial magnet-making capabilities at Independence prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our separations and magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including litigation matters, potential acquisitions, mergers, or other investments. For the three months ended March 31, 2025, amount is principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations. For the three months ended March 31, 2024, amount is principally included in “Advanced projects and development” within our unaudited Condensed Consolidated Statements of Operations.
(4)Included in “Other operating costs and expenses (income), net” within our unaudited Condensed Consolidated Statements of Operations.
(5)Pertains to the gain recognized on the repurchase of $480.0 million aggregate principal amount of our 2026 Notes in March 2024.
(6)Included in “Other income, net” within our unaudited Condensed Consolidated Statements of Operations and pertains to the change in fair value of the redemption feature included in the portion of the 2030 Notes that were issued in December 2024.
(7)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 17.4%,and 28.8% for the three months ended March 31, 2025 and 2024, respectively.

Reconciliation of GAAP Diluted Loss per Share to Non-GAAP Adjusted Diluted EPS

	For the three months ended March 31,
(unaudited)	2025	2024
Diluted loss per share	$(0.14)	$(0.08)
Adjusted for:
Stock-based compensation expense	0.04	0.04
Initial start-up costs	—	0.01
Transaction-related and other costs	0.02	0.02
Gain on early extinguishment of debt	—	(0.27)
Change in fair value of derivative instrument	(0.04)	—
Tax impact of adjustments above(1)	—	0.06
2026 Notes if-converted method(2)	—	0.18
Adjusted Diluted EPS	$(0.12)	$(0.04)

Diluted weighted-average shares outstanding(3)	163,764,345	186,791,826
Assumed conversion of 2026 Notes(3)	—	(12,234,976)
Adjusted diluted weighted-average shares outstanding(3)	163,764,345	174,556,850
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 17.4% and 28.8% for the three months ended March 31, 2025 and 2024, respectively.
(2)For the three months ended March 31, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted loss per share but antidilutive for purposes of computing Adjusted Diluted EPS, within this reconciliation, we have included this adjustment to reverse the impact of applying the if-converted method to the 2026 Notes in the computation of GAAP diluted loss per share.
(3)For the three months ended March 31, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted loss per share but antidilutive for purposes of computing Adjusted Diluted EPS, the adjusted diluted weighted-average shares outstanding exclude the potentially dilutive securities associated with the 2026 Notes.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, May 8, 2025. To join the conference call on a listen-only basis, participants should dial 1-888-788-0099 and international participants should dial 1-646-876-9923 and enter the conference ID number: 91748027092 as well as the passcode: 131443. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials (NYSE: MP) is America’s only fully integrated rare earth producer with capabilities spanning the entire supply chain—from mining and processing to advanced metallization and magnet manufacturing. We extract and refine materials from one of the world’s richest rare earth deposits in California and manufacture the world’s strongest and most efficient permanent magnets. Our products enable innovation across critical sectors of the modern economy, including transportation, energy, robotics, defense, and aerospace. More information is available at https://mpmaterials.com/.
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Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding engagement with industry and the government and outcomes related to this engagement, the price and market for rare earth materials, the continued demand for rare earth materials and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of the Company’s results of operations and other financial and performance metrics, including NdPr oxide production and shipments, expected NdPr oxide production and shipments, the Company’s share repurchase program, the expected cash flows of the early production of magnetic precursor products in Stage III and associated expected magnetic precursor products prepayments and timing thereof, the expected timing for receipt of the 48C tax credits, the expected capital expenditures in Stage II and Stage III, the Company’s ability to control costs and expenses, the Company’s Upstream 60K strategy, including statements regarding the timing, costs and ability to increase REO production, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of commercial metal and magnets. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.
Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in trade policy in the United States, China or other countries, including the implementation of new tariffs, and the material adverse impact on the Company’s business and results of operations as a result of these changes in trade policy; the increased importance of markets outside of China and the Company’s ability to sell additional rare earth products in these markets; uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd., (“Shenghe”) an affiliate of Shenghe Resources Holding Co., Ltd., a global rare earth company listed on the Shanghai Stock Exchange, including relating to our recent decision to cease shipments of rare earth concentrate to China; uncertainties regarding our ability to resume shipments to, or renew our offtake agreement with, Shenghe; potential changes in China’s political environment and policies; potential changes in China’s political environment and policies; uncertainties relating to significant political, trade, and regulatory developments; uncertainties related to the outcome of engagement with industry and government; fluctuations and uncertainties related to demand for and pricing of rare earth products; changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for neodymium-iron-boron (“NdFeB”) permanent magnets; the effects of competition on the Company’s future business; risks related to the Company’s Upstream 60K strategy, including delays in completion, unexpected costs and expenses and timing for obtaining regulatory approvals; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones in Stage II and Stage III; risks related to the Company’s Stage II operations and the Company’s ability to achieve run rate production of separated rare earth materials; risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; risks related to expected sales of separated NdPr oxide due to various risks, including demand and pricing for separated NdPr oxide; risks related to the Company’s ability to develop magnetic precursor products in Stage III, including production delays; risks related to the Company entering into agreements with customers for prepayment of magnetic precursor products, including NdPr metal; risks associated with the terms of the 3.00% unsecured senior convertible notes due March 2030 (the “2030 Notes”); risks related to the share repurchase program and whether it will be fully consummated or will enhance long-term stockholder value; risks related to current and future governmental and environmental laws, regulations, licenses or legal requirements; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.
If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.
Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS, which have not been prepared in accordance with GAAP. MP Materials defines Adjusted EBITDA as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; accretion of asset retirement and environmental obligations; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; other income or loss; and other items that management does not consider representative of our underlying operations. MP Materials defines Adjusted Net Income (Loss) as GAAP net income or loss excluding the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; change in fair value of derivative instruments; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. MP Materials defines Adjusted Diluted EPS as GAAP diluted earnings or loss per share excluding the per share impact, using adjusted diluted weighted-average shares outstanding as the denominator, of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; change in fair value of derivative instruments; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. In addition, when appropriate, we include an adjustment to reverse the impact of applying the if-converted method to our 2026 Notes if necessary to reconcile between GAAP diluted earnings or loss per share and Adjusted Diluted EPS. When applicable, adjusted diluted weighted-average shares outstanding reflect the anti-dilutive impact of our capped call options entered into in connection with the issuance of our 2030 Notes.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS

provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials’ management believes that the use of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provides an additional tool for investors to use in evaluating projected operating results and trends. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Segment Information
The Company’s reportable segments, which are primarily based on the Company’s internal organizational structure and types of products, are its two operating segments—Materials and Magnetics. Prior period amounts have been recast to conform to this segment reporting structure, which was modified during the fourth quarter of 2024.
The Materials segment operates the Mountain Pass Rare Earth Mine and Processing Facility located near Mountain Pass, San Bernardino County, California, which produces refined rare earth products as well as rare earth concentrate and related products. The Magnetics segment operates a rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (“Independence”), where the Company produces and sells magnetic precursor products and anticipates manufacturing NdFeB permanent magnets by the end of 2025.
Segment Adjusted EBITDA is management’s primary segment measure of profit or loss required by GAAP in assessing segment performance and deciding how to allocate the Company’s resources. Segment Adjusted EBITDA is calculated as segment revenues less significant segment expenses, specifically, cost of sales (excluding depreciation, depletion and amortization and stock-based compensation expense) and selling, general and administrative expenses (excluding stock-based compensation expense), as well as certain other operating expenses (referred to as “other segment items”). Significant segment expenses and other segment items also exclude certain costs that are non-recurring, non-cash or are not related to the segments’ underlying business performance.
Key Performance Indicators
REO Production Volume is measured in MTs, the Company’s principal unit of sale for its concentrate product. This measure refers to the REO content contained in the rare earth concentrate we produce and, beginning in the second quarter of 2023, includes volumes fed into downstream circuits for commissioning and starting up our separations facilities and for producing separated rare earth products, a portion of which is also included in our KPI, NdPr Production Volume. REO Production Volume is a key indicator of the mining and processing capacity and efficiency of the Company’s upstream operations.
REO Sales Volume for a given period is calculated in MTs. A unit, or MT, is considered sold once we recognize revenue on its sale as determined in accordance with GAAP. REO Sales Volume is a key measure of the Company’s ability to convert its concentrate production into revenue. REO Sales Volume includes both traditional concentrate as well as roasted concentrate.
Realized Price per REO MT for a given period is calculated as the quotient of: (i) the Company’s rare earth concentrate sales, which are determined in accordance with GAAP, for a given period and (ii) the Company’s REO Sales Volume for the same period. Realized Price per REO MT is an important measure of the market price of the Company’s concentrate product.
NdPr Production Volume for a given period is measured in MTs, the Company’s principal unit of sale for its NdPr separated products. NdPr Production Volume refers to the volume of finished and packaged NdPr oxide produced at Mountain Pass for a given period. NdPr Production Volume is a key indicator of the separating and finishing capacity and efficiency of the Company’s midstream operations.
Our NdPr Sales Volume for a given period is calculated in MTs and on an NdPr oxide-equivalent basis (as further discussed below). A unit, or MT, is considered sold once the Materials segment recognizes revenue on its sale, whether sold as NdPr oxide or NdPr metal, as determined in accordance with GAAP. For these NdPr metal sales, the MTs sold and included in NdPr Sales Volume are calculated based on the volume of NdPr oxide used to produce such NdPr metal. We utilize an assumed material conversion ratio of 1.20, such that a sale of 100 MTs of NdPr metal would be included in this KPI as 120 MTs of NdPr oxide-equivalent. NdPr Sales Volume is a key measure of our ability to convert our production of separated NdPr products into revenue. In the future, NdPr Sales Volume for the Materials segment is expected to include sales made to the Magnetics segment.
NdPr Realized Price per kilogram (“KG”) for a given period is calculated as the quotient of: (i) our Materials segment NdPr oxide and metal sales, which are determined in accordance with GAAP, for a given period and (ii) our NdPr Sales Volume for the same period. NdPr Realized Price per KG is an important measure of the market price of our NdPr products. In the future, NdPr Realized Price per KG for the Materials segment is expected to include sales made to the Magnetics segment.
Contacts
Investors:
IR@mpmaterials.com
Media:
Matt Sloustcher
media@mpmaterials.com